UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report: September 4, 2002




                            WILD OATS MARKETS, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                      0-21577               84-1100630
(State or other jurisdiction of  Commission File Number     (I.R.S. Employer
incorporation or organization)                           Identification Number)




                              3375 Mitchell Lane
                            Boulder, Colorado 80301
         (Address of principal executive offices, including zip code)

                                (303) 440-5220
             (Registrant's telephone number, including area code)





                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
         Item 5.  Other Events.                                      1

         SIGNATURES                                                  1



Item 5.  Other Events

         On September 4, 2002, the Registrant completed the sale of 4,450,000 shares of its common stock, $.001 par value, at $11.50 per share, pursuant to a registered public offering facilitated on a best efforts basis by J.P. Morgan Securities Inc. ("JPMorgan") as placement agent. The net proceeds to the Registrant are estimated to be $48,275,000 after deduction of the expenses of the offering, including the fee of JPMorgan.

         The Registrant plans to use a portion of the proceeds of the completed offering in connection with its aggressive new store development program, under which it proposes to open up to 13 additional stores in 2003, 20 in 2004 and 25 in 2005. In addition, the Registrant intends to use a portion of the proceeds for remodeling of certain of its 101 existing stores and for the development of information systems and infrastructure aimed at reducing costs and improving operating margins.




Exhibits

Exhibit 99.1      Press Release of the Registrant, dated September 4, 2002.





                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            Wild Oats Markets, Inc.


                                            By:   /s/ Freya R. Brier
                                               -----------------------------
                                            Name: Freya R. Brier
                                            Title: Vice President of Legal;
                                                   General Counsel
Date: September 5, 2002





Exhibit 99.1


FOR IMMEDIATE RELEASE
September 4, 2002
                                           Contact:  Sonja Tuitele
                                                     Corporate Communications
                                                     (720) 562-4984


         Wild Oats Markets, Inc. Announces Completion of Public Stock Offering

         BOULDER, Colorado, September 4, 2002 / PRNewswire / -- Wild Oats Markets, Inc. (NASDAQ: OATS), a leading national natural and organic foods retailer, today announced that it has completed the sale of 4,450,000 shares of its common stock at a purchase price of $11.50 per share pursuant to a registered public offering facilitated on a best efforts basis by J.P. Morgan Securities Inc. ("JPMorgan") as placement agent. The net proceeds to the company are estimated to be $48,275,000 after deduction of the expenses of the offering, including the fee of JPMorgan.

         Wild Oats plans to use a portion of the proceeds of the completed offering in connection with its aggressive new store development program, under which it proposes to open up to 13 additional stores in 2003, 20 in 2004 and 25 in 2005. In addition, Wild Oats intends to use a portion of the proceeds for remodeling of certain of its 101 existing stores and for the development of information systems and infrastructure aimed at reducing costs and improving operating margins.

         "We are very pleased to have completed this offering with such high caliber investors", said Perry Odak, CEO of Wild Oats. "We are excited about our future growth plans and look forward to finalizing leases quickly on a number of strong new store sites we have identified."



About Wild Oats

         Wild Oats Markets, Inc. is a nationwide chain of natural and organic foods markets in the U.S. and Canada. The Company currently operates 101 natural foods stores in 23 states and British Columbia, Canada. The Company's markets include: Wild Oats Natural Marketplace, Henry's Marketplace, Nature's
- a Wild Oats Market, Sun Harvest and Capers Community Markets. For more information, please visit the Company's website at www.wildoats.com.

Risk Factors and Uncertainties

         This news release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include the timing of the closing of the offering described herein and the number, timing and location of stores that the Company plans to open in the future and the future financial measures and the prospects for favorable growth and performance.

         The statements made by the Company are based on management's present expectations, and actual results may differ from the results indicated or otherwise implied by such forward-looking statements due to certain risks and uncertainties including, but not limited to, general economic conditions, the impact of competition in certain regions, as well as other risks detailed from time to time in the Company's SEC filings, including the Annual Report on Form 10-K for the fiscal year ended December 29, 2001, as well as quarterly reports on Form 10-Q. These risk factors may not be an all-inclusive enumeration of the business risks faced by Wild Oats. Investors should recognize that the reliability of any projected financial data diminishes the farther in the future the data are projected.

         The statements made by management of the Company and summarized above represent their views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. Wild Oats does not intend to update these statements and undertakes no duty to any person to effect any such update under any circumstances.